UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 11, 2012

AFC Enterprises, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-32369	58-2016606
(Commission File Number)	(IRS Employer Identification No.)

400 Perimeter Center Terrace, Suite 1000, Atlanta, Georgia	30346
(Address of Principal Executive Offices)	(Zip Code)

(404) 459-4450

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 11, 2012, AFC Enterprises, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Wagstaff Management Corporation, Wagstaff Minnesota, Inc., Wagstaff Properties Minnesota, LLC, D&D Property Investments, LLC, Wagstaff Properties, LLC, and D&D Food Management, Inc. (together, the “Sellers”) related to the acquisition (the “Acquisition”) of 29 restaurant sites in Minnesota and California for a purchase price of $13.8 million. The Company intends to convert 28 of the restaurant sites to Popeyes Louisiana Kitchen restaurants and to dispose of one of the restaurant sites.

The closing of the Acquisition is expected to occur in November and is subject to customary closing conditions, including bankruptcy court approval. The Purchase Agreement also contains customary representations, warranties and covenants of the parties.

This summary description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The representations and warranties of each party set forth in the Purchase Agreement have been made solely for the benefit of the other parties to the Purchase Agreement and such representations and warranties should not be relied on by any other person. In addition, such representations and warranties (1) have been qualified by disclosures made to the other parties in connection with the Purchase Agreement, (2) are subject to the materiality standards contained in the Purchase Agreement which may differ from what may be viewed as material by investors, and (3) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement. Investors are not third-party beneficiaries under the Purchase Agreement.

Item 8.01.	Other Events.

On October 16, 2012, the Company issued a press release announcing the Acquisition, which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Asset Purchase Agreement among AFC Enterprises, Inc. and Wagstaff Management Corporation, Wagstaff Minnesota, Inc., Wagstaff Properties Minnesota, LLC, D&D Property Investments, LLC, Wagstaff Properties, LLC, and D&D Food Management, Inc., dated October 11, 2012. (Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.)

99.1	Press release, dated October 16, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFC Enterprises, Inc.

Date: October 16, 2012	By:	/s/ Harold M. Cohen
Harold M. Cohen
Senior Vice President, General Counsel,
Chief Administrative Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Asset Purchase Agreement among AFC Enterprises, Inc. and Wagstaff Management Corporation, Wagstaff Minnesota, Inc., Wagstaff Properties Minnesota, LLC, D&D Property Investments, LLC, Wagstaff Properties, LLC, and D&D Food Management, Inc., dated October 11, 2012. (Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.)

99.1	Press Release, dated October 16, 2012